EXHIBIT 5.1

November 21, 2002

IMPAC Medical Systems, Inc.
100 West Evelyn Avenue
Mountain View, CA 94041

Re:	IMPAC Medical Systems, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the IMPAC Medical Systems, Inc. 1993 Stock Option Plan, 1998 Stock Plan, 2002 Stock Plan and 2002 Employee Stock Purchase Plan (the “Plans”), of up to 4,343,152 shares of common stock, $0.001 par value (“Common Stock”), of IMPAC Medical Systems, Inc., a Delaware corporation (the “Company”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the 4,343,152 shares of IMPAC Medical Systems, Inc. common stock issuable under the Plans are duly authorized, and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
Orrick, Herrington & Sutcliffe LLP